Exhibit 99.1

Calavo Growers, Inc. Announces First Quarter 2025 Financial Results

SANTA PAULA, Calif., March 12, 2025 (GLOBE NEWSWIRE) -- Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado industry leader and provider of value-added fresh food, today reported its financial results for the fiscal first quarter ended January 31, 2025.

First Quarter Financial Overview

●	Total net sales of $154.4 million, a 21.0% increase from the prior year quarter.
o	Fresh[1] segment sales increased $26.8 million, or 23.7%, from the prior year quarter.
o	Prepared segment sales remained essentially flat from the prior year quarter.
●	Gross profit of $15.7 million, a 46.2% increase from the prior year quarter.
o	Fresh segment gross profit of $12.1 million, an 88.8% increase from the prior year quarter.
o	Prepared segment gross profit of $3.6 million, a 17.1% decrease from the prior year quarter.
●	Selling, general, and administrative (SG&A) expenses of $10.3 million, a decrease of 23.6% from the prior year quarter.
●	Net income from continuing operations of $4.4 million, or $0.25 per diluted share, compared to a net loss from continuing operations of $2.6 million, or $(0.15) per diluted share from the prior year quarter.
●	Adjusted net income[2] of $5.9 million, or $0.33 per diluted share, compared to adjusted net loss of $1.4 million in the prior year quarter or $(0.08) per share.
●	Adjusted EBITDA[2] of $9.3 million, compared to adjusted EBITDA of $3.1 million in the prior year quarter.

Adjusted net income (loss)2, adjusted net income (loss) per diluted share, and adjusted EBITDA2 are non-GAAP financial measures. See “Non-GAAP Financial Measures” below.

1 As part of our financial reporting under ASC 280, we have updated the name of our ‘Grown’ segment to ‘Fresh’ to better reflect the nature of our operations. This is a name change only and does not impact the composition or financial reporting of the segment.

2 During the first quarter of fiscal 2025, we modified our calculation of Adjusted Net Income and Adjusted EBITDA to remove income (loss) from unconsolidated entities from excluded items. Management believes this change enhances comparability with industry peers and provides a clearer representation of our core operating performance. Prior-period amounts have been recast for comparability where applicable. This adjustment does not impact previously reported GAAP financial results.

First Quarter Highlights for Continuing Operations

●	Fresh segment sales had significant revenue growth, driven by a 30.5% increase in average price per carton, which more than offset a 4.6% decline in volume.
●	Prepared segment net sales remained steady as a 7.3% increase in volume was largely offset by lower average selling prices per pound.
●	Gross profit benefited from stronger avocado margins primarily due to the combination of higher average selling prices and lower fruit costs.
●	SG&A expenses declined significantly as a result of our ongoing focus on cost discipline and lower professional expenses.

●	We continue to cooperate fully with the Securities and Exchange Commission (SEC) and the Department of Justice (DOJ) investigations relating to the Foreign Corrupt Practices Act (FCPA). On February 18, 2025, the SEC notified us that activity in the investigation has been postponed after President Trump issued Executive Orders on February 10 and February 18, 2025. Given the Attorney General’s February 5, 2025 Memo and the President’s Executive Orders, indicating a shift in DOJ and SEC priorities, we do not currently anticipate any near-term action from the government’s FCPA inquiry that would likely have a material impact on our short-term financial outlook.
●	The Board of Directors declared a quarterly cash dividend of $0.20 per share to be paid on April 29, 2025, to shareholders of record on April 1, 2025.
●	After quarter end, we achieved a significant milestone in our tax strategy, as the Mexican tax authorities (SAT) refunded 13.7 million Mexican pesos in VAT (approximately $0.7 million USD), including inflationary adjustments, for March 2019. We believe this favorable resolution—secured directly from the tax authority rather than through the court system—reinforces the strength of our approach and provides positive momentum as we continue working to recover additional outstanding refunds. For further discussion on our VAT recovery efforts, please see Note 9 to our consolidated financial statements in our Form 10-Q for the quarter ended January 31, 2025.

Management Commentary

“Our first quarter results reflect the strongest Q1 adjusted net income performance we’ve delivered since 2019,” said Lee Cole, President and Chief Executive Officer of Calavo Growers, Inc. “Our strategic focus on margin improvement and operational efficiency is driving tangible results, with Fresh segment sales increasing about 24% and overall net sales up about 21% year-over-year.

“The pricing strength in our avocado business, combined with disciplined cost management, contributed to a more than 200% increase in Adjusted EBITDA and a return to meaningful profitability. We also made significant progress in reducing SG&A expenses, reinforcing our commitment to operational discipline and long-term value creation.

“We also continue to monitor regulatory developments, including changes in FCPA enforcement priorities under the current administration. While it’s too early to assess the full impact, we remain committed to maintaining strong compliance standards while focusing on our long-term growth strategy.

“Our primary goal is to ensure we continue serving our customers efficiently and effectively. Although tariffs on imports from Mexico introduce additional costs, we do not currently expect them to have a meaningful impact on our operations. We believe avocados, tomatoes, and guacamole will remain a compelling value for consumers given their nutritional content and versatility, and we expect strong demand to continue.

“Looking ahead, we are confident in our ability to sustain the momentum we’ve created as we enter the peak California avocado season. With a strong start to the year, we remain focused on executing our growth strategy, enhancing margins, and delivering continued value to our shareholders.”

First Quarter 2025 Consolidated Financial Review for Continuing Operations

Total net sales for the first quarter of 2025 were $154.4 million, compared to $127.6 million for the first quarter of 2024, representing a 21.0% increase. Fresh segment sales increased $26.8 million, or 23.7%, driven primarily by a 30.5% increase in average price per carton, partially offset by a 4.6% decline in volume. Prepared segment sales remained essentially flat compared to the prior year.

Gross profit for the first quarter was $15.7 million, or 10.2% of net sales, compared to $10.8 million and 8.4% of net sales, in the same period last year. Fresh segment gross profit increased 88.8% to $12.1 million, benefiting from higher avocado pricing, improved margins and stronger performance in tomatoes. Prepared segment gross profit declined 17.1% to $3.6 million, primarily due to higher fruit costs.

SG&A expenses for the first quarter totaled $10.3 million, or 6.7% of net sales, compared to $13.5 million, or 10.6% of net sales in Q1 2024, representing a $3.2 million, or 23.6% reduction. The decrease primarily reflects lower compensation expenses due to lower headcount, as well as lower professional fees related to the previously disclosed investigation.

Net income for the first quarter was $4.4 million, or $0.25 per diluted share, compared to a net loss of $2.6 million, or $(0.15) per diluted share, in Q1 2024.

Adjusted net income was $5.9 million, or $0.33 per diluted share, compared to an adjusted net loss of $1.4 million, or $(0.08) per share, in the prior year quarter, marking the company’s strongest first-quarter performance since 2019.

Adjusted EBITDA nearly tripled, increasing over 200% to $9.3 million, compared to $3.1 million in Q1 2024, driven by higher margins in the Fresh segment and operational efficiencies.

Balance Sheet and Liquidity

We ended the first quarter with cash and cash equivalents of $48.5 million and $96.7 million in available liquidity.  We had no borrowings under our credit facility and had total debt of $4.9 million consisting of other long-term obligations and finance leases as of January 31, 2025.

Segment Performance

Fresh

Fresh segment gross profit was $12.1 million, an increase of $5.7 million compared to the prior-year quarter. Avocado gross profit improved to $11.3 million, up $5.1 million year-over-year. Avocado volume declined by 4.6%, but avocado prices were approximately 30.5% higher than in the prior-year quarter. In our tomato business, gross profit increased by approximately $0.8 million to $1.0 million, primarily driven by pricing improvements and a 7.7% increase in volume.

Prepared (continuing operations)

Prepared segment gross profit declined $0.7 million compared to the prior year quarter. Gross margin decreased primarily reflecting the impact of higher fruit input costs.

Non-GAAP Financial Measures

This press release includes non-GAAP measures EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per diluted share, which are not prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” EBITDA is defined as net income (loss) from continuing operations attributable to Calavo Growers, Inc. excluding (1) interest income and expense, (2) income tax (benefit) provision, (3) depreciation and amortization and (4) stock-based compensation expense. Adjusted EBITDA is EBITDA with further adjustments for (1) acquisition-related costs, (2) restructuring-related costs, including certain severance costs, (3) certain litigation, internal investigation and other related costs, (4) foreign currency gain (loss) and, (5) asset impairments, and (6) one-time items. We believe adjusted EBITDA affords investors a different view of the overall financial performance of the Company than adjusted net income (loss) and the GAAP measure of net income (loss) from continuing operations. The adjustments to calculate EBITDA and adjusted EBITDA are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

Adjusted net income (loss) is defined as net income (loss) from continuing operations attributable to Calavo Growers, Inc. excluding (1) acquisition-related costs, (2) restructuring-related costs, including certain severance costs, (3) certain litigation, internal investigation and other related costs, (4) foreign currency loss (gain) (5) asset impairments, and (6) one-time items. Adjusted net income (loss) and the related measure of adjusted net income (loss) per diluted share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net income (loss) from continuing operations.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the financial tables below. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Non-GAAP information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. None of these metrics are presented as measures of liquidity. The way the Company measures EBITDA, adjusted EBITDA and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in Company agreements.

About Calavo Growers, Inc.

Calavo Growers, Inc. (Nasdaq: CVGW) is a global leader in the processing and distribution of avocados, tomatoes, papayas and guacamole. Calavo products are sold under the trusted Calavo brand name, proprietary sub-brands, private label and store brands. Founded in 1924, Calavo has a rich culture of innovation, sustainable practices and market growth. The company serves retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. Calavo is headquartered in Santa Paula, California, with facilities throughout the U.S. and Mexico. Learn more about The Family of Fresh™ at calavo.com.

Safe Harbor Statement

This press release contains statements relating to future events and results of Calavo (including financial projections and business trends) that are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties, and assumptions. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, any projections of revenue, gross profit, expenses, income/(loss) from unconsolidated entities, earnings, earnings per share, tax provisions, cash flows and currency exchange rates; the impact of acquisitions or debt or equity investments or other financial items; any statements of the plans, strategies and objectives of management for future operations, including execution of restructuring and integration (including information technology systems integration) plans; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Calavo and its financial performance; statements regarding pending internal or external investigations, legal claims or tax disputes; and any statements of expectation or belief; any statements about future risks associated with doing business internationally (including possible restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds, restrictions as a result of trade protection measures such as import/export/customs duties, tariffs and/or quotas).

Risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements include, but are not limited to, the following: the ability of our management team to work together successfully; the impact of weather on market conditions; seasonality of our business; sensitivity of our business to changes in market prices of avocados and other agricultural products and other raw materials including fuel, packaging and paper; changes or actions associated with USDA-APHIS and the Mexican Secretary of Agriculture, Secretariat of Agriculture and Rural Development (SADER) phytosanitary regulations (certification regulation for the importation of Hass avocados to the United States); potential disruptions to our supply chain; risks associated with potential future acquisitions, including integration; potential exposure to data breaches and other cyber-attacks on our systems or those of our suppliers or customers; dependence on large customers; dependence on key personnel and access to labor necessary for us to render services; susceptibility to wage inflation; potential for labor disputes; reliance on co-packers for a portion of our production needs; competitive pressures, including from foreign growers; risks of recalls and food-related injuries to our customers; changing consumer preferences; the impact of environmental regulations, including those related to climate change; risks associated with the environment and climate change, especially as they may affect our sources of supply; our ability to develop and transition new products and services and enhance existing products and services to meet customer needs, including but not limited to the new guacamole products referenced in this press release; risks associated with doing business internationally (including possible non-compliance with U.S. and foreign laws applicable to international trade and dealings and possible restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds and trade protection measures such as import/export/customs duties, tariffs and/or quotas and currency fluctuations); risks associated with receivables from, loans to and/or equity investments in unconsolidated entities; volatility in the value of our common stock; the impact of macroeconomic trends and events; the effects of increased interest rates on our cost of borrowing and consumer purchasing behavior; the resolution of pending internal and external investigations, legal claims and tax disputes, including an assessment imposed by the Mexican Tax Administrative Service (the “SAT”) and our defenses against collection activities commenced by the SAT; and our ability to realize the expected expense savings from the sale of the Fresh Cut business.

For further discussion of these risks and uncertainties and other risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether because of new information, future events or otherwise.

Investor Contact

Julie Kegley, Senior Vice President
Financial Profiles, Inc.
calavo@finprofiles.com

310-622-8246

CALAVO GROWERS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	January 31,	October 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$48,490	$57,031
Accounts receivable, net of allowances of $3,324 (2025) and $3,624 (2024)	47,088	41,909
Inventories	39,873	34,157
Prepaid expenses and other current assets	11,514	9,976
Advances to suppliers	10,275	14,570
Income taxes receivable	936	936
Total current assets	158,176	158,579
Property, plant, and equipment, net	52,519	54,200
Operating lease right-of-use assets	17,471	18,316
Investments in unconsolidated entities	3,286	2,424
Deferred income tax assets	7,473	7,473
Goodwill	10,211	10,211
Other assets	49,791	49,916
	$298,927	$301,119
Liabilities and shareholders’ equity
Current liabilities:
Payable to growers	$15,397	$18,377
Trade accounts payable	6,725	8,742
Accrued expenses	29,516	28,149
Income tax payable	4,115	2,767
Other current liabilities	11,000	11,000
Current portion of operating leases	3,180	3,296
Current portion of finance leases	861	874
Total current liabilities	70,794	73,205
Long-term liabilities:
Long-term portion of operating leases	16,683	17,476
Long-term portion of finance leases	4,069	4,274
Other long-term liabilities	4,512	4,388
Total long-term liabilities	25,264	26,138
Commitments and contingencies (Note 6)
Shareholders’ equity:
Common stock ($0.001 par value, 100,000 shares authorized; 17,837 (2025) and 17,802 (2024) shares issued and outstanding)	18	18
Additional paid-in capital	178,198	177,973
Noncontrolling interest	1,464	1,444
Retained earnings	23,189	22,341
Total shareholders’ equity	202,869	201,776
	$298,927	$301,119

CALAVO GROWERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Three months ended
	January 31,
	2025	2024
Net sales	$154,385	$127,606
Cost of sales	138,657	116,846
Gross profit	15,728	10,760
Selling, general and administrative	10,287	13,463
Expenses related to Mexican tax matters	395	383
Operating income (loss)	5,046	(3,086)
Foreign currency (loss) gain	(962)	1,708
Interest income	845	—
Interest expense	(213)	(824)
Other income, net	112	200
Income (loss) before income taxes and net income from unconsolidated entities	4,828	(2,002)
Income tax expense	(1,255)	(573)
Net income from unconsolidated entities	862	1
Net income (loss) from continuing operations	4,435	(2,574)
Net loss from discontinued operations (refer to Note 10)	—	(3,683)
Net income (loss)	4,435	(6,257)
Add: Net income attributable to noncontrolling interest	(20)	(10)
Net income (loss) attributable to Calavo Growers, Inc.	$4,415	$(6,267)

Calavo Growers, Inc.’s net income (loss) per share:
Basic
Continuing Operations	$0.25	$(0.15)
Discontinued Operations	$—	$(0.21)
Net income (loss) attributable to Calavo Growers, Inc	$0.25	$(0.35)

Diluted
Continuing Operations	$0.25	$(0.15)
Discontinued Operations	$—	$(0.21)
Net income (loss) attributable to Calavo Growers, Inc	$0.25	$(0.35)

Number of shares used in per share computation:
Basic	17,837	17,799
Diluted	17,901	17,799

CALAVO GROWERS, INC.

NET SALES AND GROSS PROFIT BY BUSINESS SEGMENT (UNAUDITED)

(in thousands)

	Fresh	Prepared	Total

	(All amounts are presented in thousands)
Three months ended January 31, 2025
Net sales	$139,795	$14,590	$154,385
Cost of sales	127,658	10,999	138,657
Gross profit	$12,137	$3,591	$15,728

Three months ended January 31, 2024
Net sales	$113,026	$14,580	$127,606
Cost of sales	106,596	10,250	116,846
Gross profit	$6,430	$4,330	$10,760

For the three months ended January 31, 2025 and 2024, intercompany sales and cost of sales of $0.4 million between Fresh products and Prepared products were eliminated.

CALAVO GROWERS, INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE (UNAUDITED)

(in thousands, except per share amounts)

The following table presents adjusted net income (loss) and adjusted net income (loss) per diluted share, each a non-GAAP measure, and reconciles them to net income (loss) attributable to Calavo Growers, Inc., and Diluted EPS, which are the most directly comparable GAAP measures. During the first quarter of fiscal 2025, we modified our calculation of Adjusted Net Income and Adjusted EBITDA to remove income (loss) from unconsolidated entities from excluded items. Management believes this change enhances comparability with industry peers and provides a clearer representation of our core operating performance. Prior-period amounts have been recast for comparability where applicable. This adjustment does not impact previously reported GAAP financial results. See “Non-GAAP Financial Measures” earlier in this release.

	Three months ended January 31,
	2025	2024
Net income (loss) from continuing operations	$4,435	$(2,574)
Add: Net income attributable to noncontrolling interest	(20)	(10)
Net income (loss) from continuing operations attributable to Calavo Growers, Inc.	4,415	(2,584)
Non-GAAP adjustments:
Restructure costs - consulting, management recruiting and severance (a)	—	487
Expenses related to Mexican tax matters (b)	395	383
Professional fees related to internal investigation and legal settlement and related expenses (c)	677	2,380
Foreign currency (loss) gain (d)	962	(1,708)
Tax impact of adjustments (e)	(529)	(398)
Adjusted net income (loss) from continuing operations	$5,920	$(1,440)

Calavo Growers, Inc.’s continuing operations per share:
Diluted EPS from continuing operations (GAAP)	$0.25	$(0.15)
Adjusted net income (loss) from continuing operations per diluted share	$0.33	$(0.08)

Number of shares used in per share computation:
Diluted	17,901	17,799

(a)

For the three months ended January 31, 2024, we incurred $0.4 million in severance and other costs and $0.1 million in stock-based compensation related to the departure of a certain member of management.

(b)

For the three months ended January 31, 2025 and 2024, we incurred $0.4 million and $0.2 million of professional fees related to the Mexican tax matters. For the three months ended January 31, 2024, we recognized a reserve of $0.2 million related to the collectability of IVA receivables.

(c)	For the three months ended January 31, 2025 and 2024, we incurred $0.7 and $2.4 million of professional fee expenses related to the FCPA investigation in Mexico.
(d)

Due to the change in the Mexican peso to the U.S. dollar exchange rates, foreign currency remeasurement gains, net of losses, for the three months ended January 31, 2025 were $1.0 million. Foreign currency remeasurement losses, net of gains, for the three months ended January 31, 2024 were $1.7 million.

(e)	Tax impact of non-GAAP adjustments are based on effective year-to-date tax rates.

CALAVO GROWERS, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (UNAUDITED)

(in thousands)

The following table presents EBITDA and adjusted EBITDA, each a non-GAAP measure, and reconciles them to net income (loss) attributable to Calavo Growers, Inc., which is the most directly comparable GAAP measure. During the first quarter of fiscal 2025, we modified our calculation of Adjusted Net Income and Adjusted EBITDA to remove income (loss) from unconsolidated entities from excluded items. Management believes this change enhances comparability with industry peers and provides a clearer representation of our core operating performance. Prior-period amounts have been recast for comparability where applicable. This adjustment does not impact previously reported GAAP financial results. See “Non-GAAP Financial Measures” earlier in this release.

	Three months ended January 31,
	2025	2024
Net income (loss) from continuing operations	$4,435	$(2,574)
Add: Net income attributable to noncontrolling interest	(20)	(10)
Net income (loss) from continuing operations attributable to Calavo Growers, Inc.	4,415	(2,584)
Interest Income	(845)	(125)
Interest Expense	213	824
Provision for Income Taxes	1,255	573
Depreciation and Amortization	1,942	2,032
Stock-Based Compensation	272	892
EBITDA from continuing operations	$7,252	$1,612

Adjustments:
Restructure costs - consulting, management recruiting and severance (a)	—	487
Expenses related to Mexican tax matters (b)	395	383
Professional fees related to internal investigation and legal settlement and related expenses (c)	677	2,380
Foreign currency (loss) gain (d)	962	(1,708)
Adjusted EBITDA from continuing operations	$9,286	$3,154

See prior page for footnote references